Exhibit 16.1

May 5, 2010

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Re: Center Financial Corporation

File No. 000-50050

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K/A of Center financial Corporation dated April 14, 2010 and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton LLP